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Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This First Amendment to Employment Agreement is made and entered into as of January 16, 2002, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and John Hildebrandt ("Executive").

Recitals

A)
On June 1, 2001 an Employment Agreement was made and entered into by and between Employer and Executive.

B)
Pursuant to a Memorandum dated October 16, 2001, Executive's Annual Base Salary was increased to $177,000, effective as of September 1, 2001.

C)
Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.
Section 3.1 of the Agreement which provides:

            3.1    Term.    The term of Executive's employment hereunder shall commence on June 1, 2001 and shall continue until March 31, 2002 unless sooner terminated or extended as hereinafter provided.

        is hereby amended, effective January 16, 2002, to provide as follows:

            3.1    Term.    The term of Executive's employment hereunder shall commence on June 1, 2001 and shall continue until March 31, 2003 unless sooner terminated or extended as hereinafter provided.

2.
All other terms of the Employment Agreement shall remain unaltered and fully effective.

        Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER
PRICESMART, INC.
John Hildebrandt	By: /s/ Gilbert A. Partida
/s/ John Hildebrandt	Name: Gilbert A. Partida
Its: Chief Executive Officer

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  Exhibit 10.2
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
Recitals
Agreement